SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): October 14, 1999

                             ABRAMS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                Commission File Number                        58-0522129
------------------------        ----------------------         -----------------------------------
(State of Incorporation)                0-10146                (I.R.S. Employer Identification No.)


              1945 The Exchange, Suite 300, Atlanta, Georgia 30339
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (770) 953-0304
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6, and 8 are not applicable and are omitted from this report.

Item 4. Changes in Registrant's Certifying Accountant.

The registrant has engaged PricewaterhouseCoopers LLP as its principal accountants to replace its former principal accountants, KPMG LLP. The change was made effective October 14, 1999. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountants on the financial statements of the registrant for the past two years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years of the registrant and the subsequent interim period through October 14, 1999, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

During the registrant's two most recent fiscal years and the subsequent interim period, the registrant has not consulted PricewaterhouseCoopers LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has provided KPMG LLP with a copy of this disclosure and has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG's letter to the SEC dated October 20, 1999, is filed as Exhibit 16 to this report on Form 8-K.


Item 7.  Financial Statements and Exhibits


(a)      Financial Statements of Businesses Acquired.


         Not Applicable.

(b)      Pro Forma Financial Information


         Not Applicable


(c)      Exhibits


          Number           Description
          ------           -----------

           16              Letter from KPMG LLP


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ABRAMS INDUSTRIES, INC.


                                     /s/ Melinda S. Garrett
                                     -----------------------------
                                     Melinda S. Garrett
                                     Chief Financial Officer





Date: October 20, 1999